UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

JAGUAR HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 9, 2021, Jaguar Health, Inc. posted the following information on its LinkedIn page (https://www.linkedin.com/company/jaguar-health):

Jaguar Health
2,797 followers
now •

Dear Jaguar Health Stockholder,

On August 6th, Jaguar's Annual Meeting was adjourned once again, as we did not have sufficient votes to achieve quorum. Jaguar would be very appreciative if could vote your proxy, which you are entitled to do even if you sold your Jaguar shares after the April 12, 2021 record date for the meeting. No matter how many or how few shares you own, your vote is extremely important for Jaguar to meet its obligations and for you to have your voice heard. The adjourned meeting will be held on September 3rd. However, you can vote today. It doesn't matter if you vote "for" or "against" or "abstain" – what is important is that your shares are represented at the meeting so Jaguar gets to quorum.

If you have questions, you can contact our proxy solicitor, Georgeson, toll free at 866-821-0284 from 9 a.m. to 11 p.m. Eastern time during the week and on Saturdays from noon to 6 p.m. Eastern and they can assist you with voting over the phone.

Please vote TODAY so your voice is heard through Jaguar's obligation to hold its shareholder meeting.

Thank you for your attention to this important matter and for your investment in Jaguar!


PLEASE
VOTE